Exhibit 99.1

Ault Incorporated Reports Third Quarter Fiscal Year 2004 Results;
Sales Improve in North America; Conference Call Set for Tuesday, March 23 at 8:00 a.m. CT

    MINNEAPOLIS--(BUSINESS WIRE)--March 22, 2004--Ault Incorporated (Nasdaq:AULT) reported results for its third quarter fiscal 2004 ended February 29, 2004. For the fiscal quarter, net sales were $10.7 million, up 8% from $9.9 million reported for the third quarter of fiscal 2003. For the nine months ended February 29, 2004, net sales were $32.7 million up 4% from $31.3 million for the same period a year ago. Company officials noted improvement in North American and European market sales and continued strength in the Korean market as the primary reasons for the increased revenue.
    For the third quarter of fiscal 2004, the Company recorded a net loss applicable to common stock of $(2,964,000) or $(0.63) per diluted share, compared to a net loss applicable to common stock of $(1,829,000), or $(0.40) per diluted share for the same period last fiscal year. For the first nine months of fiscal year 2004, the Company recorded a net loss applicable to common stock of $(4,644,000) or $(0.99) per diluted share, compared to a net loss applicable to common stock of $(3,845,000) or $(0.84) per diluted share for the first nine months of fiscal year 2003.
    The Company has been working since last summer on a plan to consolidate all US-based production to its primary manufacturing facility in China. The final phase of this manufacturing consolidation plan was completed in February. The year to date net loss includes $2,064,000 expense related to the consolidation. The expense was larger than expected primarily due to the impairment of assets no longer needed for operations.
    Frederick M. Green, Ault president and chief executive officer, commented, "Now with consolidation and expense reductions behind us, we are currently focusing on increasing revenues through our sales channels worldwide by providing new products and added value to our customers. We are working to meet the needs of our customers and believe this to be a major driver to increasing our customer base."
    For more information on this announcement, please join the Ault third quarter 2004 conference call on Tuesday, March 23, 2004 at 8:00 a.m. Central Daylight Time. To join the conference call, please call 1-800-901-5217 and enter the passcode 58828100. Please call five to ten minutes before the designated start time. The live webcast of the call may be accessed online on StreetEvents at www.streetevents.com or on Ault's web site at www.aultinc.com.
    The call will be archived at StreetEvents and Ault's web site for 90 days. You may also listen to an encore recording of the conference call from 11:00 a.m. Central Daylight Time Tuesday, March 23 through Tuesday, March 30, 2004 by dialing 1-888-286-8010 and then the passcode, 16940533.
    Ault is a leading manufacturer of power conversion products headquartered in North America. The Company is a major supplier to original equipment manufacturers of wireless and wire line communications infrastructure, computer peripherals and handheld devices, medical equipment, industrial equipment and printing/scanning equipment.

    Statements regarding Ault's anticipated future performance are forward-looking and therefore involve risks and uncertainties that could cause results or developments to differ significantly from those indicated in the forward-looking statements. These include, but are not limited to: market conditions in the global electronics industry, buying patterns of major customers, competitive products and technologies, the ability to control expense growth, and other factors set forth in the Company's filings with the Securities and Exchange Commission.



                   AULT INCORPORATED & SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
      (Dollars in Thousands, Except Share and Per Share Amounts)


                                         (Unaudited)
                        ----------------------------------------------
                          Three Months Ended      Nine Months Ended
                        ----------------------- ----------------------
                         February 29  March 2   February 29  March 2
                            2004       2003        2004       2003
                         ----------- ---------- ----------- ----------
Net Sales                   $10,730     $9,940     $32,680    $31,311

Inventory Writedown From
 Exit                           545          -         545          -
Cost of Goods Sold            7,893      8,078      24,496     24,448
                         ----------- ---------- ----------- ----------
    Gross Profit              2,292      1,862       7,639      6,863

Operating Expenses:
    Marketing                   972      1,185       2,911      3,485
    Design Engineering        1,026      1,154       2,768      3,062
    General and
     Administrative           1,354      1,320       3,994      4,010
    Exit Costs                1,743          -       2,064          -
                         ----------- ---------- ----------- ----------
                              5,095      3,659      11,737     10,557
                         ----------- ---------- ----------- ----------
Operating Loss               (2,803)    (1,797)     (4,098)    (3,694)

Other Income (Expense):
    Interest Expense           (168)       (94)       (466)      (329)
    Interest Income               -          6           -         29
    Other                        43         62          28        (62)
                         ----------- ---------- ----------- ----------
                               (125)       (26)       (438)      (362)
                         ----------- ---------- ----------- ----------

Loss Before Income Taxes     (2,928)    (1,823)     (4,536)    (4,056)

Income Tax Benefit                -        (30)          -       (302)
                         ----------- ---------- ----------- ----------

Net Loss                     (2,928)    (1,793)     (4,536)    (3,754)

Preferred Stock
 Dividends                      (36)       (36)       (108)       (91)
                         ----------- ---------- ----------- ----------

Net Loss Applicable to
 Common Shareholders        $(2,964)   $(1,829)    $(4,644)   $(3,845)
                         =========== ========== =========== ==========

Loss Per Share
    Basic:                   $(0.63)    $(0.40)     $(0.99)    $(0.84)
    Diluted:                 $(0.63)    $(0.40)     $(0.99)    $(0.84)

Common and Equivalent
 Shares Outstanding:
    Basic                 4,687,597  4,597,283   4,672,769  4,583,374
    Diluted               4,687,597  4,597,283   4,672,769  4,583,374


                   AULT INCORPORATED & SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)


                                                     (Unaudited)
                                               February 29,  June 1,
                                                   2004        2003
                                               ------------ ----------
Assets:
Current Assets
   Cash and Cash Equivalents                          $989     $1,100
   Trade Receivables, Less Allowance for
    Doubtful Accounts of $629 at February 29,
    2004; $500 at June 1, 2003                       7,618      7,417
   Inventories                                       9,331      9,868
   Assets Held for Sale                                 10          -
   Prepaid and Other Expenses                        1,486      1,064
                                               ------------ ----------
        Total Current Assets                        19,434     19,449

Other Assets                                           166        333


Property Equipment and Leasehold Improvements:
   Land                                              1,735      1,735
   Building and Leasehold Improvements               6,711      7,845
   Machinery and Equipment                           7,093      8,961
   Office Furniture                                  1,890      1,887
   E.D.P. Equipment                                  2,001      2,226
                                               ------------ ----------
                                                    19,430     22,654

   Less Accumulated Depreciation                     8,617      9,371
                                               ------------ ----------

                                                    10,813     13,283
                                               ------------ ----------

                                                   $30,413    $33,065
                                               ============ ==========


                   AULT INCORPORATED & SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)


                                                     (Unaudited)
                                               February 29,  June 1,
                                                   2004        2003
                                               ------------ ----------
Liabilities and Stockholders' Equity:
Current Liabilities
   Note Payable to Bank                             $4,927     $3,104
   Current Maturities of Long-Term Debt                475        560
   Accounts Payable                                  5,705      5,696
   Accrued Compensation                              1,171      1,162
   Accrued Commissions                                 236        300
   Other                                               418        195
                                               ------------ ----------
      Total Current Liabilities                     12,932     11,017

Long-Term Debt, Less Current Maturities              2,352      2,483
Deferred Tax Liability                                  23         23
Retirement and Severance Benefits                      236        148

Redeemable Convertible Preferred Stock, No Par
 Value, 2,074 Shares Issued and Outstanding          2,074      2,074

Stockholders' Equity:
   Preferred Stock, No Par Value, Authorized,
    1,000,000 Shares; None Issued.
   Common Shares, No Par Value, Authorized
    10,000,000 Shares; Issued and Outstanding
    4,695,465 on February 29, 2004; and
    4,648,499 on June 1, 2003;                      21,136     21,026
   Notes Receivable arising from the sale of
    common stock                                       (45)       (45)
   Accumulated Other Comprehensive Loss               (876)      (886)
   Accumulated Deficit                              (7,419)    (2,775)
                                               ------------ ----------
                                                    12,796     17,320
                                               ------------ ----------

                                                   $30,413    $33,065
                                               ============ ==========

    CONTACT: Ault Incorporated, Minneapolis
             Frederick M. Green, 763-592-1900
             or
             Donald L. Henry, 763-592-1900